Schedule for Computation                 Initial
of Fund Performance Data                 Invest of:           $1,000
                                         Offering
Independence One Fixed                   Price/
       Income Fund                       Share=               $10.00
Return Since Inception
  ending 11/30/95                        NAV=                 $ 9.99

FYE:  April 30

                                   Begin                    Capital      Reinvest   Ending                Total
DECLARED:  QUARTERLY  Reinvest    Period     Dividend       Gain         Price      Period     Ending    Invest
PAID:  QUARTERLY        Dates     Shares      /Share        /Share       /Share     Shares     Price      Value
                     10/23/95     100.000    0.000000000    0.00000      $ 9.99     100.000    $ 9.99  $  999.00
                     10/31/95     100.000    0.000000000    0.00000      $10.02     100.000    $10.02  $1,003.38
                     11/30/95     100.138    0.046071959    0.00000      $10.10     100.595    $10.10  $1,016.01



$1,000 (1+T) =  End Value